As filed with the Securities and Exchange Commission on August 1, 1997

                                                          SEC File No. 333-31969



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                  TO FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                           CTI INDUSTRIES CORPORATION
                 (Name of Small Business Issuer in its charter)

        Delaware                     3970                        36-2848943
(State or jurisdiction    (Primary Standard Industrial        (I.R.S. Employer
  of incorporation or      Classification Code Number)       Identification No.)
    organization)

                             22160 North Pepper Road
                           Barrington, Illinois 60010
                                 (847) 382-1000
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)



                        To include Exhibits 15.1 and 15.2



         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27.          Exhibits.

  15.1            Letter from Detterbeck & Associates, Ltd.
  15.2            Letter from Jacobson, Scott, Gordon & Horewitch

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Barrington, State of Illinois, on the 1st day of August, 1997.


                                              CTI INDUSTRIES CORPORATION


                                              By:   /s/ Howard W. Schwan
                                                   --------------------------
                                                   Howard W. Schwan, President


         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signatures                           Title                     Date
     --------------                     ------------                --------

 /s/ Howard W. Schwan             President and Director          August 1, 1997
-------------------------
Howard W. Schwan

 /s/ Howard W. Schwan*            Chairman and Director           August 1, 1997
-------------------------
John H. Schwan

 /s/ Howard W. Schwan*            Chief Executive Officer,        August 1, 1997
-------------------------         Secretary, Chief Financial
Stephen M. Merrick                Officer and Director


 /s/ Howard W. Schwan*            Vice President and Director     Augut 1, 1997
-------------------------
John C. Davis

 /s/ Howard W. Schwan*            Manager of Finance and          August 1, 1997
-------------------------         Administration
Sharon Konny

 /s/ Howard W. Schwan*            Director                        August 1, 1997
-------------------------
Stanley M. Brown



*Pursuant to power of attorney previously filed with the Securities and Exchange
 Commission.







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